                                                                    EXHIBIT 10.2


                                   AGREEMENT

This agreement (the "Agreement") is entered into between Lionbridge Technologies, Inc. ("Lionbridge"), on its own behalf and on behalf of its officers, agents, directors, employees, subsidiaries, affiliates, assigns and successors (collectively, "Lionbridge") and Peter Wright (on your own behalf and on behalf of your heirs, executors, administrators, and assigns) regarding the termination of your employment with Lionbridge.

In consideration of the mutual covenants and undertakings set forth herein, you and Lionbridge hereby agree as follows:

1. Your employment with Lionbridge will end on July 15, 2001 (the "Effective Date").

2. You will continue to provide services satisfactory to Lionbridge in your current capacity until your Effective Date.

3. You will notify Lionbridge within one week of accepting new employment of the name and address thereof, provided that the beginning date of such employment is within 12 months from the Effective Date.

4. You will not disclose or use any of Lionbridge's Confidential Information (as defined below) or use or disclose Confidential Information entrusted to Lionbridge by others to any non-Lionbridge person, corporation, or other entity. Lionbridge's Confidential Information shall mean business information of any nature and in any form which, at the time or times concerned, is not generally known to those persons engaged in business similar to that conducted by the Company and which relates to any one or more of the aspects of the present business of the Company, and shall also include any confidential information of any kind pertaining to a client, business partner, or supplier of the Company, which information was obtained by you during the term of your employment.

5. (a) You agree that for the one-year period following the Effective Date, you will not, without Lionbridge's prior written consent, directly or indirectly, alone or as a partner, joint venturer, officer, director, employee, consultant, agent, independent contractor of stockholder of an company or business, engage or otherwise have a financial interest in any business activity which is directly or indirectly in competition with the business of Lionbridge as it is presently being conducted or as proposed to be conducted, including, but not limited to, engaging in sales activities on behalf of such an entity. The ownership by you of not more than one percent of the shares of stock of any corporation having a class of equity securities actively traded on a national securities exchange or on the Nasdaq Stock Market shall not be deemed, in and of itself, to violate the prohibitions of this paragraph.

(b) You further agree that for the one-year period following the Effective Date, you will not solicit or do business with, directly or indirectly, any present or past customer of Lionbridge, or a prospective customer of Lionbridge with whom you have had contact, in connection with any business activity that is in competition with the business of Lionbridge.

(c) You further agree that for the one-year period following the Effective Date, you will not, directly or indirectly, employ, or knowingly permit any other company or business organization which employs you or is directly or indirectly controlled by you to employ, any person who is employed by Lionbridge at any time during the term of your employment with Lionbridge and for the one-year period following your termination of employment or in any manner seek to induce any such person to leave his or her employment with Lionbridge.

(d) Where used herein, the terms "compete" and "in competition with" mean rendering services directly or indirectly to, becoming associated with or employed in any capacity by, or having any ownership interest (other than not more than 1% of outstanding stock of a public company) in any individual, firm, corporation, or other entity engaged in or actively planning to engage in providing localization and translation services and products and software testing products and services.

6. You will settle all expense accounts and advances made by Lionbridge to you and complete all other procedures required of terminating employees, and by the Effective Date you will have returned to Lionbridge all property provided by Lionbridge to you including all credit, identification, and entry cards, equipment, and all documents, records, papers, notebooks, and other materials and copies thereof (regardless of the medium on which the copy is made) related to or including any information which is confidential to Lionbridge.

7. Lionbridge, without admitting and while expressly denying the commission of any wrongful act, including but not limited to any violations of any federal, state or local fair employment practice law, or other employment practice law, or other employer duty or other employment-related obligation (all of which are hereinafter referred to as "employment relations laws") or other equity, will provide the following:

a. Continuation of your current base salary of $157,000 for the period beginning on the Effective Date and ending with the earliest of (i) six months from the Effective Date or (ii) the date you accept employment with any entity which competes with Lionbridge, or (iii) the date you solicit or do business with a present or past customer of Lionbridge.

(b) Actual payment of amounts described in Paragraph 7(a) shall be in accordance with then current Lionbridge payroll practices. Each payment made shall be less any amount required of Lionbridge by law to be withheld or elected to be withheld by you on a voluntary basis, and Lionbridge may, at its sole discretion, withhold from such payments the amount by which your relocation expenses exceed $18,000.

For purposes of Paragraphs 3, and 7(a) of the Agreement, being "employed" or "employment" means having a common law employment relationship with another entity or engaging in any other comparable position such as independent contractor for, owner of, consultant to, or partner with or of another entity.

c. Within one month after the Effective Date, payment in a single sum equal to the value of your then accrued and unused vacation time.

8. In consideration of your agreements under Section 5 hereof, Lionbridge will take all action necessary to accelerate the vesting with respect to the stock options listed on Schedule A hereto and will amend the terms of the instruments evidencing these options to provide for the expiration of these options on the earliest of (i) July 1, 2002 (ii) the date you accept employment with any entity which competes with Lionbridge, or (iii) the date you solicit or do business with a present or past customer of Lionbridge in connection with any business activity that is in competition with the business of Lionbridge.

9. In exchange for the consideration set forth above and for other good and valuable consideration receipt of which is hereby acknowledged.

a. You hereby accept the foregoing, in full and complete waiver, release, and satisfaction of any and all claims of any kind or description that you have or may have had or may have through the date you execute the Agreement against Lionbridge or its officers, directors or employees including but not limited to claims arising from any employment relations laws, contract or tort law, public policy, law or equity or claims for expenses or other monetary or equitable relief including any right to or claim arising out of a right, to re-employment. You also hereby release Lionbridge from liability for such claims and waive any other rights relating to your employment, or your termination from employment, with Lionbridge. This release shall include a release from claims under the Age Discrimination in Employment Act of 1967 (ADEA). Lionbridge hereby advises you to consult counsel before signing the Agreement and that you have, and are entitled to, at least 21 days following the receipt of the Agreement to execute it, although you are not required to use all of this period if in your sole and unlimited discretion and judgment you choose not to do so. You are also entitled to rescind the Agreement at any time within the seven-day period after you execute it by written notice to Lionbridge. This waiver of your rights under ADEA shall not apply to any claims arising after your execution of the Agreement;

b. You agree to refrain from filing any complaint, civil action, litigation or proceedings of any nature or description against Lionbridge, in an judicial or quasi-judicial forum, based upon claims released in Paragraph 9(a);

c. You represent that you have not filed any complaints, administrative charges and/or lawsuits or proceedings against Lionbridge based upon claims released in Paragraph 9(a), with any local, state or federal court or agency and further that you have not assigned or transferred to any person any portion of any claim which is released or waived by this Agreement; and

d. You agree to not file, participate in as a plaintiff and/or class member, or commence yourself, or encourage, induce, solicit or support the filing of, or institution of any claim, suit, litigation, grievance, arbitration, cause of action, or any other proceeding against Lionbridge by any other person or persons based on claims released in Paragraph 9(a) or similar claims of third parties, whether or not such claims arise from any employment relations laws, including but not limited to claims based on discrimination on the basis of age, sex, handicap, disability, contract or tort law, public policy, law or equity or claims for expenses or other monetary or equitable relief.

Notwithstanding the foregoing, you shall not be prohibited from giving testimony in lawsuits or administrative proceedings initiated by third parties if such testimony is compelled by legal and/or administrative subpoena. You shall not volunteer to provide such testimony and/or encourage, induce or solicit others to call you as a witness.

10. Lionbridge hereby acknowledges that the foregoing is in full and complete waiver, release and satisfaction of any and all claims of any kind or description that Lionbridge has or may have had or may have against you through the date you execute the Agreement, including but not limited to claims arising from any employment relations laws, contract or tort law, public policy, law or equity or claims for other monetary or equitable relief, and Lionbridge hereby expressly releases you from liability from such claims. However, this release shall have no force or effect as to claims, if any, by Lionbridge that you violated any of the provisions of the Agreement referred to in Paragraph 15, below.

11. It is further agreed by you and Lionbridge that the consideration paid by Lionbridge hereunder is in return for specific performance by you, and that Lionbridge will seek and is entitled to specific performance by you in the event of a violation of the Agreement by you in addition to any other remedies available to Lionbridge.

12. Neither you nor Lionbridge shall release, reveal, publish, cause to be published, publicize, discuss, or otherwise disclose the terms of the Agreement except as provided for herein and to your family, accountants, and attorneys and in Paragraph 13 of the Agreement and except as you or Lionbridge may be obligated to disclose on account of statutory, regulatory, or other legal requirements or in connection with your compliance with the obligations described in paragraph 4. Both Lionbridge and you agree not to publicly criticize or discuss, except as mutually agreed, nor make any derogatory comments regarding, the facts and circumstances leading to your departure from Lionbridge, but you may state that your departure was voluntary.

13. The terms of the Agreement including all facts, circumstances, statements or documents relating thereto, shall not be admissible for any purpose in any litigation in any forum other than to secure enforcement of the terms and conditions of the Agreement.

14. The Agreement has been reached by mutual accord of the parties hereto, and the parties by their signatures indicate their full agreement and understanding of its terms.

15. The Agreement includes all of the agreements of the parties relative to your termination, and supersedes any prior agreements or representations between the parties as to the subjects covered, including, but not limited to, the Employment Agreement dated as of February 28, 1997 between Lionbridge and you, as amended by the Letter Agreement dated March 21, 2001. This Agreement has no precedential effect, value, or impact whatsoever as to any person not a party to it.

16. Should any provision or part of any provision of this Agreement be found to be legally unenforceable and/or against public policy, such unenforceability shall not prevent enforcement of the remaining provisions or parts of this Agreement.

17. The Agreement shall be interpreted under the laws of the Commonwealth of Massachusetts. Any action to bring and try any dispute concerning the enforcement or interpretation of this Agreement shall be done in an appropriate court located in the Commonwealth of Massachusetts, and the parties hereby consent to the jurisdiction of any such court for that purpose.

LIONBRIDGE TECHNOLOGIES, INC.


By:
     /s/ Rory J. Cowan
  -----------------------
     Rory Cowan
     Chairman and Chief Executive Officer

Date: June 21, 2001


     /s/ Peter H. Wright
  ------------------------
     Peter Wright

Date: June 21, 2001

                                  SCHEDULE A

----------------------------------------------------------------------------------------
Grant #                   Grant Date           Exercise Price        Total Option
                                                                     Shares
                                                                     Outstanding and
                                                                     Exercisable
----------------------------------------------------------------------------------------
98-149                 4/2/98                 $    .30               12,501
----------------------------------------------------------------------------------------
98-604                 3/11/99                $   1.50               50,000
----------------------------------------------------------------------------------------
98-2006                1/3/01                 $ 3.1875               43,971
----------------------------------------------------------------------------------------
98-2006A               1/3/01                 $ 3.1875               56,029
----------------------------------------------------------------------------------------
N/A                    6/1/01                 $   1.50               20,000
----------------------------------------------------------------------------------------